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                                                         EXHIBIT (11)(a)

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 6 to the registration statement on Form N-1A (the "Registration Statement") of our report dated January 20, 1997, relating to the financial statements and financial highlights of FMB Money Market Fund, FMB Intermediate Government Income Fund, FMB Michigan Tax-Free Bond Fund and FMB Diversified Equity Fund, constituting FMB Funds, Inc. (the "Fund"), appearing in the November 30, 1996 Annual Report to Shareholders of The Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Independent Accountants," "Experts" and "Financial Statements" in the Statement of Additional Information.


PRICE WATERHOUSE LLP

Philadelphia, PA
March 24, 1997